SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant                            ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐        Preliminary Proxy Statement
☐        Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒        Definitive Proxy Statement
☐        Definitive Additional Materials
☐        Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

MARKETWATCH.COM, INC.
 (Name of Registrant as Specified in its Charter)

__________________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒        No fee required.

☐        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  Title of each class of securities to which transaction applies:

  Aggregate number of securities to which transaction applies:

  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  Proposed maximum aggregate value of transaction:

  Total fee paid:

☐        Fee paid previously by written preliminary materials.

☐        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  Amount Previously Paid:

  Form, Schedule or Registration Statement No.:

  Filing Party:

  Date Filed:

[MarketWatch Logo]

MarketWatch.com, Inc.
825 Battery Street
San Francisco, California 94111

November 30, 2000

To Our Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders of MarketWatch.com, Inc. to be held at MarketWatch.com's corporate headquarters, located at 825 Battery Street, San Francisco, California, 94111 on Thursday, December 21, 2000 at 10:00 a.m., Pacific Standard Time.

The matters expected to be acted upon at the meeting are described in detail in the following Notice of Special Meeting of Stockholders and Proxy Statement.

It is important that you use this opportunity to take part in the affairs of MarketWatch.com, Inc. by voting on the business to come before this meeting. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the Special Meeting of Stockholders.

Sincerely,

/s/ Larry S. Kramer

Larry S. Kramer

Chairman and Chief Executive Officer

[MarketWatch Logo]

MarketWatch.com, Inc.

825 Battery Street

San Francisco, California 94111

___________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of MarketWatch.com, Inc. will be held at MarketWatch.com's corporate headquarters, located at 825 Battery Street, San Francisco, California 94111 on Thursday, December 21, 2000 at 10:00 a.m., Pacific Standard Time, for the following purposes:

1. To approve the adoption of our 2000 Employee Stock Purchase Plan.

2. To transact any other business that may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on November 3, 2000 are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ Joan P. Platt

Joan P. Platt

Secretary

San Francisco, California

November 30, 2000

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the Special Meeting.

TABLE OF CONTENTS

Proxy Statement for Special Meeting of Stockholders:

Proposal No. 1-Approval of Adoption of our 2000 Employee Stock Purchase Plan

Security Ownership of Certain Beneficial Owners and Management

Executive Compensation

Summary Compensation Table

Option Grants in Fiscal 1999

Aggregated Option Exercises in Fiscal 1999 and Option Values at December 31, 1999

Employee Benefit Plans

Compensation Arrangements with Directors and Executive Officers

Report of the Compensation Committee

Stock Price Performance Graph

Stockholder Proposals for the 2001 Annual Meeting of Stockholders

Other Business

Communicating with MarketWatch.com

[MarketWatch Logo]

MarketWatch.com, Inc.

825 Battery Street

San Francisco, California 94111

___________________

PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS

___________________

November 30, 2000

The accompanying proxy is solicited on behalf of the board of directors of MarketWatch.com, Inc., a Delaware corporation, for use at the Special Meeting of Stockholders to be held at MarketWatch.com's corporate headquarters, located at 825 Battery Street, San Francisco, California 94111 on Thursday, December 21, 2000 at 10:00 a.m., Pacific Standard Time. Only holders of record of our common stock at the close of business on November 3, 2000, which is the record date, will be entitled to vote at the Special Meeting. At the close of business on the record date, we had 16,541,403 shares of common stock outstanding and entitled to vote. A majority of the shares outstanding on the record date will constitute a quorum for the transaction of business. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the proposal set forth in the accompanying notice of Special Meeting and this proxy statement. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about November 30, 2000.

Voting Rights

Holders of our common stock are entitled to one vote for each share held as of the record date.

Votes Needed for a Quorum, Effect of Abstentions

A majority of the shares of common stock outstanding on the record date will constitute a quorum for the transaction of business. Abstentions will be included in determining the number of shares present and voting at the Special Meeting and will have the same effect as votes against Proposal No. 1. Broker non-votes will have no effect with respect to Proposal No. 1.

Vote Required to Approve the Proposal

Proposal No. 1 requires for approval the affirmative vote of a majority of the shares of common stock that are present in person or represented by proxy at the Special Meeting. The effectiveness of Proposal No. 1 is not conditioned on the approval of any other proposal by our stockholders.

Adjournment of Meeting

In the event that sufficient votes in favor of Proposal No. 1 are not received by the date of the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Special Meeting.

Expenses of Soliciting Proxies

We will pay the expenses of soliciting proxies to be voted at the Special Meeting. Following the original mailing of the proxies and other soliciting materials, we and/or our agents may also solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our shares forward copies of the proxy and other soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. In such cases, we will reimburse the record holders for their reasonable expenses if they ask us to do so.

Revocability of Proxies

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Special Meeting or at the Special Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

    a written instrument delivered to us stating that the proxy is revoked;

    a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Special Meeting; or

    attendance at the Special Meeting and voting in person.

Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Special Meeting, the stockholder must bring to the Special Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

PROPOSAL NO. 1

APPROVAL OF ADOPTION OF OUR 2000 EMPLOYEE STOCK PURCHASE PLAN

Our stockholders are being asked to approve our 2000 Employee Stock Purchase Plan, which is referred to in this section as the Plan. Under the Plan, we will grant options to eligible employees to purchase shares of our common stock during specified offering periods, as described below. The purpose of the Plan is to provide these eligible employees with a convenient means to acquire an equity interest in us through regular payroll deductions, to enhance our employees' sense of participation in our affairs and to provide an additional incentive for continued employment. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code.

Background

The Plan was adopted by our board of directors on July 12, 2000. Our board believes that the approval of the Plan is in our best interests because of the need to provide equity participation to attract and retain quality employees and remain competitive in the industry, as similar plans are offered by most companies with which we compete for employees. Our stockholders must approve the adoption of the Plan by July 12, 2001 and before any purchases of our common stock are made under the Plan. The Plan will continue until the earliest to occur of its termination by the board;

    issuance of all of the shares of our common stock reserved for issuance under the Plan; or

    July 12, 2010, ten years from the date our board adopted the Plan.

Shares Reserved

The common stock reserved for issuance under the Plan consists of shares of our authorized but unissued common stock. Our board has reserved 500,000 shares of common stock for issuance under the Plan. In addition, on each January 1 during the term of the Plan, the aggregate number of shares of our common stock reserved for issuance will be automatically increased by a number of shares equal to the number of shares purchase under the Plan in the preceding calendar year, subject to reduction by our board. The number of shares reserved for issuance will be proportionately adjusted to reflect stock splits, stock dividends and other similar events.

Administration

The Plan is administered by our compensation committee, the members of which are appointed by our board. The current members of our compensation committee are Mr. Andrew Heyward and Mr. Stephen Hill, each of whom is a "non-employee director," as that term is defined under the Securities Exchange Act of 1934, and an "outside director" as that term is defined under Section 162(m) of the Internal Revenue Code. Our compensation committee has authority to resolve questions relating to the interpretation and application of the Plan.

Eligibility to Participate

Our employees are eligible to participate in an offering period under the Plan. In addition, our board may designate parent corporations or subsidiary corporations that are eligible to participate in the Plan, which are referred to as participating subsidiaries. Employees of these participating subsidiaries are also eligible to participate in an offering period under the Plan. However, the following are not eligible to participate:

    employees who are not employed by us or a participating subsidiary before the beginning of the offering period;

    employees who are customarily employed for 20 hours or less per week;

    employees who are customarily employed for five months or less in a calendar year;

    persons who provide services to us as an independent contractor but who have been classified as common law employees for any reason other than federal income and employment tax purposes; and

    employees who own, or as a result of being granted an option under the Plan would own, stock or options to purchase stock, possessing 5% or more the total combined voting power or value of all classes of our stock or any participating subsidiaries.

As of November 3, 2000, the record date, approximately 270 persons would be eligible to participate in the Plan.

Offering Periods

Each offering period under the Plan is a period of six months, commencing on February 15 and August 15 of each year and ending on August 14 and February 14 of each year, respectively. The first business day of each offering period is referred to as the offering date for that offering period and the last business day of each offering period is referred to as the purchase date for that offering period. Our compensation committee can change the offering dates, the purchase dates or the length of the offering period without stockholder approval if this change is announced prior to the relevant offering period.

Participation in the Plan

Employees enroll in the Plan by submitting a subscription agreement to us before the beginning of the designated offering period. Upon enrollment, the participating employee is granted an option to purchase shares of our common stock. During the designated offering period, participating employees accumulate the purchase price of the shares through regular payroll deductions. The participating employee sets the rate of the payroll deductions, which may not be less than 1% nor greater than 15% of the employee's total cash compensation, excluding any deductions from the employee's cash compensation under Sections 125 or 401(k) of the Internal Revenue Code.

Once an employee enrolls in the Plan, that employee will automatically participate in each succeeding offering period unless the employee withdraws from the Plan or the employee's employment is terminated. After the rate of payroll deductions for an offering period has been set by the participating employee, that rate will continue to be effective for the remainder of the offering period, and for all subsequent offering periods in which the employee is automatically enrolled, unless the rate is changed by the employee. The participating employee may increase or decrease the rate of payroll deductions for any offering period, but no more than one change may be made during a single offering period. The participating employee may at any time elect to reduce payroll deductions to zero without withdrawing from the Plan, but may not thereafter resume payroll deductions in that offering period.

Purchase Price of Shares in an Offering Period

The purchase price per share for stock that may be acquired in any offering period under the Plan is 85% of the lesser of the fair market value of the shares on the offering date or the fair market value of the shares on the purchase date. The fair market value of a share of our common stock is deemed to be the closing price of our common stock on the Nasdaq National Market on the date of determination. As of November 15, 2000, the closing price of our common stock as reported on the Nasdaq National Market was $4.94 per share.

Number of Shares Purchasable in an Offering Period

The number of whole shares a participating employee will be able to purchase in any offering period will be determined by dividing the amount of payroll deductions accumulated during the offering period by the purchase price per share determined as described above. The purchase will take place automatically on the purchase date for the offering period.

Special Limitations of the Plan

The Plan imposes limitations upon an employee's right to acquire stock. No employee is entitled to purchase stock under the Plan at a rate which, when aggregated with that employee's rights to purchase stock under any of our other employee stock purchase plans, exceeds $25,000 in fair market value for each calendar year, determined as of the offering date. In addition, our compensation committee may, but has not, set a maximum number of shares which may be purchased by any employee at any single purchase date.

Termination of Participation in the Plan

A participating employee may withdraw from an offering period by notifying us in writing of the withdrawal prior to the end of that offering period. Upon withdrawal, the employee's interest in the Plan will terminate and any accumulated payroll deductions of the employee will be returned to the employee, without interest. The employee may not resume his or her participation in the Plan during the same offering period, but may participate in a new offering period by filing a new subscription agreement with us authorizing payroll deductions.

An employee's participation in the Plan will also terminate upon termination of that employee's employment with us. Any accumulated payroll deductions of the employee will be returned to the employee, without interest.

In addition, our board may terminate the Plan at any time. If the board terminates the Plan, any accumulated payroll deductions of the employee will be returned to the employee, without interest.

Assignability

Accumulated payroll deductions and the rights to exercise an option or receive shares upon that exercise may not be assigned, transferred, pledged or disposed of in any other way by the employee, except by will, the laws of inheritance or by filing with us a designation of a beneficiary. Each purchase right will, during the lifetime of the participant, be exercisable only by the participant.

Mergers, Consolidation and Changes of Control

The Plan provides that, in the event of our proposed dissolution or liquidation, the offering period will terminate immediately before the completion of the proposed action. Our compensation committee may fix a different date for termination of the Plan and may give each participating employee the opportunity to purchase shares under the Plan before the termination. The Plan provides that, in the event of specified change of control transactions, the Plan will continue for offering periods that began before the transaction, and shares will be purchased based on the fair market value of the surviving corporation's stock on the purchase date.

Amendment of the Plan

Our board has the authority to amend, terminate or extend the term of the Plan. However, a termination cannot affect options previously granted under the Plan, and an amendment may not make any change in an option to purchase shares previously granted which would adversely affect the right of any participating employee. An amendment requires stockholder approval if the amendment would:

    increase the number of shares that may be issued under the Plan; or

    change the designation of the employees, or class of employees, eligible for participation in the Plan.

Federal Income Tax Information

THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO US AND OUR EMPLOYEES PARTICIPATING IN THE PLAN. FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPATING EMPLOYEE WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPATING EMPLOYEE HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN.

The Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code.

Tax Treatment of Employees. Employees will not recognize income for federal income tax purposes either upon enrollment in the Plan or upon the purchase of shares. All tax consequences are deferred until a participating employee sells the shares, disposes of the shares by gift or dies. If shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable offering period, or if the employee dies while owning the shares, the employee realizes ordinary income on a sale, or a disposition by way of gift or upon death, to the extent of the lesser of 15% of the fair market value of the shares at the beginning of the offering period or the actual gain the amount by which the market value of the shares on the date of sale, gift or death exceeds the purchase price. All additional gain upon the sale of shares is treated as capital gain, taxed at a rate that depends on how long the shares have been held. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the employee has a capital loss for the difference between the sale price and the purchase price. If the shares are sold or are otherwise disposed of including by way of gift, but not death, bequest or inheritance, which is referred to as disqualifying disposition, within either the one-year or the two-year holding periods described above, the employee realizes ordinary income at the time of sale or other disposition, taxable to the extent that the fair market value of the shares at the date of purchase is greater than the purchase price. This excess will constitute ordinary income, not currently subject to withholding, in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the aggregate fair market value of the shares at the date of purchase is a capital gain or loss. Capital gains may be offset by capital losses, and up to $3,000 of capital losses may be used annually against ordinary income.

Our Tax Treatment. We will be entitled to a deduction in connection with the disposition of shares acquired under the Plan only to the extent that a participating employee recognizes ordinary income on a disqualifying disposition of the shares. We will treat any transfer of record ownership of shares as a disposition, unless it is notified to the contrary. In order to enable us to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, participating employees will be required to notify us in writing of the date and terms of any disposition of shares purchased under the Plan.

ERISA

The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and is not qualified under Section 401(a) of the Internal Revenue Code.

New Plan Benefits

The amounts of future purchases under the Plan by:

    our Chief Executive Officer,

    our four other most highly compensated executive officers were serving as executive officers at the end of 1999,

    all current executive officers as a group,

    all current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group,

are not determinable because under the terms of the Plan purchases by these persons are based on participant contributions. Future purchase prices under the Plan are not determinable because they are based on the fair market value of our common stock at the beginning of each offering period and on each purchase date.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF
ADOPTION OF OUR 2000 EMPLOYEE STOCK PURCHASE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information with respect to the beneficial ownership of our common stock as of November 3, 2000, the record date, by:

    each person who is known by us to be the beneficial owner of more than 5% of our common stock;

    our Chief Executive Officer and four other most highly compensated executive officers were serving as executive officers at the end of 1999;

    each of our directors; and

    our directors and executive officers as a group.

The percentage ownership is based on 16,541,403 shares of common stock outstanding at November 3, 2000. Shares of common stock that are subject to options currently exercisable or exercisable within 60 days of November 3, 2000, are deemed outstanding for the purpose of computing the percentage ownership of the person holding these options but are not deemed outstanding for computing the percentage ownership of any other person. Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. Unless indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                   Shares Beneficially
                                                          Owned
                                                -------------------------
           Name of Beneficial Owner                Number       Percent
----------------------------------------------  ------------  -----------
CBS Broadcasting, Inc.
   51 West 52nd Street
   New York, NY 10019.........................    5,636,814         34.1%
Data Broadcasting Corporation
   22 Crosby Drive
   Bedford, MA 01730..........................    5,636,814         34.1
Larry S. Kramer(1)............................      193,260          1.2
Scot McLernon(2)..............................       35,000           *
J. Peter Bardwick.............................           --           *
William Bishop (3)............................       66,000           *
Thom Calandra(4)..............................       75,000           *
Andrew Heyward................................           --           *
Michael H. Jordan (5).........................        5,833           *
Robert H. Lessin (6)..........................        3,333           *
Daniel Mason..................................           --           *
Russell I. Pillar.............................           --           *
Carl Spielvogel...............................           --           *
Stephen Hill..................................           --           *
John Makinson.................................           --           *
Peter Glusker.................................           --           *
Giles Spackman................................           --           *
All 18 directors and executive officers as
  a group (7).................................      641,323          3.8%

* Represents ownership of less than 1% of our common stock.

(1) Includes 173,333 shares subject to options held by Mr. Kramer that are exercisable within 60 days of November 3, 2000, 19,907 shares held by Mr. Kramer and 20 shares held by Mr. Kramer on behalf of his minor children.

(2) Represents 35,000 shares subject to options held by Mr. McLernon that are exercisable within 60 days of November 3, 2000.

(3) Represents 66,000 shares subject to options held by Mr. Bishop that are exercisable within 60 days of November 3, 2000.

(4) Represents 75,000 shares subject to options held by Mr. Calandra that are exercisable within 60 days of November 3, 2000.

(5) Includes 3,333 shares subject to options held by Mr. Jordan that are exercisable within 60 days of November 3, 2000.

(6) Represents 3,333 shares subject to options held by Mr. Lessin that are exercisable within 60 days of November 3, 2000.

(7) Includes 522,079 shares subject to options that are exercisable within 60 days of November 3, 2000.

EXECUTIVE COMPENSATION

The following table presents information concerning the compensation actually paid for services rendered to us and our predecessor business in all capacities during 1997, 1998 and 1999, by our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers at the end of 1999. Bonuses accrued in 1999 but paid in 2000 are not included in the table below.

Summary Compensation Table

                                                               Long Term
                                        Annual Compensation  Compensation
                                       -------------------      Awards
                                                             -------------
                                                              Securities
                              Fiscal                          Underlying
Name and Principal Position    Year     Salary     Bonus        Options
---------------------------- --------- --------- ---------   -------------
Larry S. Kramer.............   1999    $217,500  $105,000         100,000
  Chairman and Chief           1998     192,500    25,000             --
  Executive Officer            1997     167,000    50,000         200,000

Scot McLernon...............   1999     513,305        --             --
  Executive Vice President     1998     200,806        --          75,000
  of Advertising Sales         1997          --        --             --

J. Peter Bardwick...........   1999     215,702    50,000             --
   Former Chief Financial      1998     100,000        --         100,000
   Officer                     1997          --        --             --

William Bishop..............   1999     128,750    30,000             --
   Executive Vice President    1998      82,083    10,000             --
   of Business Development     1997      71,667    20,000          75,000

Thom Calandra...............   1999     129,168    25,000             --
  Editor-in-Chief and Executi  1998      94,587     7,500             --
  Vice President of News       1997      82,503     5,000          75,000

J. Peter Bardwick served as our Chief Financial Officer from July 1998 to December 1999. Joan P. Platt joined us as our Chief Financial Officer in December 1999 and is currently compensated at an annual salary of $250,000.

Prior to January 13, 1999, all option grants were grants of options to purchase membership interests in our predecessor business which was organized as a limited liability company. The numbers listed in the table above under the heading "Securities Underlying Options" give effect to the conversion of this limited liability company into a corporation, which occurred on January 13, 1999, as if such transaction had occurred prior to January 1, 1997.

Option Grants In Fiscal 1999

The following table presents information regarding the grant of stock options during 1999 to our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers at the end of 1999. The options become exercisable with respect to one-third of the total shares subject to the option on each of the first three anniversaries of the grant date. The options have a term of 10 years.

Potential realizable value is based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the ten-year term. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect our projection or estimate of future stock price growth. Potential realizable values are computed by:

    multiplying the number of shares of common stock subject to a given option by $36.50, the closing sale price per share of our common stock on December 31, 1999 as reported on the Nasdaq National Market.

    assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire 10 year term of the option; and

    subtracting from that result the aggregate option exercise price.

We granted options to purchase an aggregate of 886,611 shares of common stock to all employees during 1999. Options are granted at an exercise price equal to the fair market value of our common stock.

                                      Individual Grants
                      --------------------------------------------------
                                         % of
                                        Total                                   Potential Realizable
                                       Options                                   Value at Assumed
                        Number of      Granted                                  Annual Rates of Stock
                       Securities         to      Exercise                     Price Appreciation for
                       Underlying     Employees     Price                          Option Term
                         Options      in Fiscal      Per     Expiration   -----------------------
        Name             Granted         1999       Share       Date          5%          10%
--------------------- -------------   ----------  ---------  -----------  ----------- -----------
Larry S. Kramer......      100,000         11.3%    $38.00     12/29/09   $2,145,465  $5,667,160
Scot McLernon........          --           --         --           --           --          --
J. Peter Bardwick....          --           --         --           --           --          --
William Bishop.......          --           --         --           --           --          --
Thom Calandra........          --           --         --           --           --          --

Aggregated Option Exercises in Fiscal 1999 Option Values at December 31, 1999

The following table presents for our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers at the end of 1999, the number of shares acquired and the value realized upon exercise of stock options during fiscal 1999 and the number and year-end value of exercisable and unexercisable options for the year ended December 31, 1999. Prior to January 1999, all option grants were grants of options to purchase membership interests in our predecessor business, which was organized as a limited liability company. The numbers in this table give effect to the conversion of this limited liability company into a corporation, which occurred on January 13, 1999, as if such transaction had occurred prior to January 1, 1999. The value of in-the-money options shown in the table below reflects the positive difference between the exercise price of each outstanding stock option and $36.50, the closing sale price per share of our common stock on December 31, 1999 as reported on the Nasdaq National Market.

                                                 Number of Securities
                                                 Underlying Unexercised      Value of Unexercised
                        Number of                       Options at          In-the-Money Options at
                          Shares                   December 31, 1999           December 31, 1999
                       Acquired on    Value   --------------------------- ---------------------------
         Name            Exercise   Realized     Vested       Unvested       Vested       Unvested
---------------------- ------------ --------- ------------- ------------- ------------- -------------
Larry S. Kramer......       20,000  $788,875       133,333       166,667    $3,683,323    $5,416,678
Scot McLernon........       15,000   598,063        10,000        50,000       285,000     1,425,000
J. Peter Bardwick....       19,000   745,088        47,666          --       1,549,145        --
William Bishop.......         --        --          50,000        25,000     1,625,000       812,500
Thom Calandra........         --        --          50,000        25,000     1,625,000       812,500

No compensation intended to serve as incentive for performance to occur over a period longer than one year was paid pursuant to a long-term incentive plan during 1999 to our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers at the end of 1999. We do not have any defined benefit or actuarial plan under which benefits are determined primarily by final compensation and years of service of our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers at the end of 1999.

Employee Benefit Plans

Options granted outside of an employee benefit plan

From October 1997 to January 1999, we issued options to purchase membership interests in our predecessor business which was organized as a limited liability company. In connection with the conversion of our predecessor business into a corporation, outstanding options were assumed by us and now represent the right to purchase shares of common stock rather than membership interests in the predecessor business. Each option was converted into an option to purchase common stock based upon a ratio of 1,000 shares of common stock for each 0.01% membership interest. The options to purchase membership interests outstanding on January 14, 1999 were converted into options to purchase 986,250 shares of common stock. These options are subject to terms substantially similar to those described with respect to options granted under our 1998 Equity Incentive Plan. Shares covered by any outstanding option granted outside of an employee benefit plan that expires unexercised become available again for grant under the 1998 Equity Incentive Plan.

1998 Equity Incentive Plan.

In September 1998, our board adopted, and our stockholders subsequently approved, our 1998 Equity Incentive Plan, which is referred to in this section as the Incentive Plan. The total number of shares of common stock initially reserved for issuance under the Incentive Plan was equal to 1,450,000 shares less 986,250 shares subject to outstanding options granted outside of an employee benefit plan, for a total of 463,750 shares. In December 1999, January 2000 and February 2000, our board adopted amendments to the Incentive Plan increasing the number of shares reserved for issuance under the Incentive Plan by an aggregate of 1,600,000 shares. Our stockholders approved this amendment in May 2000. The Incentive Plan will terminate in January 2009, unless terminated sooner in accordance with the terms of the Incentive Plan. As of November 3, 2000, the record date, options to purchase 2,515,538 shares of common stock were outstanding under the Incentive Plan or subject to options granted outside of an employee benefit plan, and 265,086 shares remained available for future grant under the Incentive Plan.

Shares will again be available for grant and issuance under the Incentive Plan that:

    are subject to issuance upon exercise of an option granted before the adoption of the Incentive Plan, including shares subject to options granted by our predecessor business, or granted under the Equity Incentive Plan that cease to be subject to that option for any reason other than the exercise of that option;

    have been issued upon the exercise of an option granted under the Incentive Plan as to which our right of repurchase has not lapsed and are subsequently repurchased by us;

    are subject to an award granted under the Incentive Plan that is forfeited or that we repurchase; or

    are subject to stock bonuses granted under the Incentive Plan that otherwise terminate without shares being issued.

Administration. Our compensation committee administers the Incentive Plan. Subject to the terms of the Incentive Plan, the compensation committee determines the persons who are to receive awards, the number of shares subject to each such award and the terms and conditions of each such Award. The compensation committee has the authority to construe and interpret any of the provisions of the Incentive Plan or any awards granted thereunder. Grants of options to purchase up to 1,200 shares of our common stock per $10,000 of each employee's salary may be authorized by our Chief Executive Officer and Chief Financial Officer and ratified by the compensation committee.

Eligibility. The Incentive Plan authorizes the award of options, restricted stock awards and stock bonuses. Our employees, officers, directors and consultants, and employees of any of our subsidiaries and affiliates, are eligible to receive awards under the Incentive Plan. No person is eligible to receive more than 400,000 shares of common stock in any calendar year under the Incentive Plan, other than new employees who are eligible to receive up to a maximum of 500,000 shares of common stock in the calendar year in which they commence their employment with us. As of November 3, 2000, the record date, approximately 270 persons were eligible to participate in the Incentive Plan.

Stock Options. The Incentive Plan provides for the grant of both incentive stock options, or ISOs, that qualify under Section 422 of the Internal Revenue Code, and nonqualified stock options, or NQSOs. ISOs may be granted only to employees of MarketWatch.com or of a parent or subsidiary. NQSOs and all awards other than ISOs may be granted to our employees, officers, directors and consultants. The exercise price of ISOs must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of NQSOs must be at least equal to 85% of the fair market value of the common stock on the date of grant. The maximum term of options granted under the Incentive Plan is 10 years. Awards granted under the Incentive Plan generally vest as to one-third of the total shares subject to the option on each of the first three anniversaries of the date of grant. Options granted under the Incentive Plan generally expire three months after the termination of the optionee's service, except in the case of death or disability, in which case the options generally may be exercised for up to 12 months following the date of death or termination of service due to disability. Options will generally terminate immediately upon termination for cause.

Restricted Stock Awards. The compensation committee may grant restricted stock awards to purchase stock either in addition to or together with other awards under the Incentive Plan, under terms, conditions and restrictions as the compensation committee may determine. The purchase price for these awards must be no less than 85% of the fair market value of our common stock on the date of the award. In the case of an award granted to a 10% stockholder, the purchase price must be 100% of fair market value. To date, we have not granted any restricted stock awards.

Stock Bonus Awards. The compensation committee may grant stock bonus awards either in addition to or together with other awards under the Incentive Plan, under such terms, conditions and restrictions as the compensation committee may determine. To date, we have not granted any stock bonus awards.

Mergers, Consolidations and Change of Control. If we are dissolved or liquidated or experience a change in control transaction, outstanding awards may be assumed or substituted by the successor corporation, if any. If a successor corporation does not assume or substitute the awards, they will expire upon the effectiveness of the transaction. The compensation committee, in its discretion, may provide that the vesting of any or all awards will accelerate prior to the effectiveness of the transaction.

Amendment of the Plan. Our board may at any time amend or terminate the Incentive Plan, including an amendment of any form of award agreement or instrument to be executed under the Incentive Plan. However, the board may not amend the Incentive Plan in any manner that requires stockholder approval under the Internal Revenue Code, the regulations under the Internal Revenue Code, the Securities Exchange Act or Rule 16b-3 or its successor under the Securities Exchange Act.

1998 Directors Stock Option Plan

In September 1998, our board adopted, and our stockholders subsequently approved, our 1998 Directors Stock Option Plan, which is referred to in this section as the Directors Plan. The total number of shares of common stock initially reserved for issuance under the Directors Plan was 50,000 shares. As of November 3, 2000, the record date, options to purchase 24,000 shares of common stock were outstanding under the Directors Plan and 26,000 shares remained available for future grant.

Members of our board who are not our employees or employees of any company affiliated with us are eligible to participate in the Directors Plan. Option grants under the Directors Plan are automatic and nondiscretionary. The exercise price of these options is the fair market value of the common stock on the date of grant.

Each eligible director who first became a member of the board on January 14, 2000 or has or will become a member of the board after that date, was or will be granted an option to purchase 10,000 shares. At each annual meeting of stockholders, each eligible director will automatically be granted an additional option to purchase 2,000 shares if he or she has served continuously as a member of the board since the date of such director's initial grant. The options have a term of 10 years. The options will terminate seven months following the date the director ceases to be our director or consultant, or 12 months following a termination of service due to death or disability. All options granted under the Directors Plan vest as to one-third of the total shares subject to the option on each of the first three anniversaries of the grant date. Additionally, immediately prior to our dissolution or liquidation or a change in control transaction, the vesting of these options will accelerate, and the options will be exercisable for a period of up to seven months following the transaction. After that time, any unexercised options will expire.

COMPENSATION ARRANGEMENTS WITH DIRECTORS AND EXECUTIVE OFFICERS

Option Grants to Directors

Directors do not receive any cash fees for their service on the board or any board committees, but are entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with their attendance at board and board committee meetings. Directors who are not our employees are eligible to receive grants of stock options under our 1998 Directors Stock Option Plan.

In February 2000, we granted an option under our 1998 Directors Stock Option Plan to purchase 10,000 shares of common stock at an exercise price of $62.50 per share to each of Mr. Michael Jordan and Mr. Robert Lessin. Each of these options vests as to one-third of the total shares subject to the option on each anniversary of its date of grant. In May 2000, we granted an option under our 1998 Directors Stock Option Plan to purchase 2,000 shares of common stock at an exercise price of $21.00 per share to each of Mr. Jordan and Mr. Lessin.

Employment Agreements and Offer Letters with Executive Officers

Mr. Larry Kramer and Ms. Joan Platt. We entered into employment agreements with Mr. Larry Kramer, our President and Chief Executive Officer, and Ms. Joan Platt, our Chief Financial Officer.

Mr. Kramer's employment agreement, effective as of July 1, 1998, provides for a base salary of $240,000 through June 30, 2001. Mr. Kramer is also eligible to receive an annual bonus of up to 50% of his annual base salary. The employment agreement has a term of three years. In February 2000, the board of directors approved an increase in Mr. Kramer's base salary to $275,000.

Ms. Platt's employment agreement, effective as of December 20, 1999, provides for a base salary of $250,000 through December 120, 2000, $260,000 through December 1, 2001, and $275,000 through December 1, 2002. Ms. Platt is also eligible to receive an annual bonus of up to 50% of her annual base salary. The employment agreement has a term of three years.

If Mr. Kramer or Ms. Platt's employment is terminated or if he or she resigns because of a constructive termination, he or she will be entitled to receive:

    an amount equal to the then-current base salary, payable in twelve monthly installments; and

    acceleration of the vesting of an additional one-third of the shares subject to the options held by Mr. Kramer and of all of the shares subject to the option held by Ms. Platt.

A constructive termination means:

    a material change of position causing it to be of materially less stature or responsibility;

    a salary reduction of more than 10%; or

    relocating the place of employment outside the San Francisco Bay Area.

If Mr. Kramer or Ms. Platt's employment is terminated without cause or if he or she resigns because of a constructive termination within six months of a change of control, he or she will be entitled to receive:

    a lump sum payment in the amount of the then-current base salary plus the target bonus for the current year, which would equal $412,500 based on Mr. Kramer's current base salary and $375,000 based on Ms. Platt's current base salary; and

    acceleration of the vesting of an additional one-third of the shares subject to the options held by Mr. Kramer and of all of the shares subject to the option held by Ms. Platt.

A change of control means:

    the sale of substantially all of our assets, in the case of Ms. Platt, to any entity, or, in the case of Mr. Kramer, to an entity other than CBS or DBC; or

    any transaction or series of transactions that results in any person other than CBS, DBC or other affiliated entities with us, owning more than 50% of our voting power.

Mr. William Bishop. We entered into an employment agreement with Mr. William Bishop, our Executive Vice President of Business Development, effective October 2, 2000. Mr. Bishop's employment agreement provides for a base salary of $170,500, subject to annual increase by the Board during the term of the agreement. Mr. Bishop is also eligible to receive an annual bonus of up to 40% of his annual base salary. The employment agreement has a term of three years.

If Mr. Bishop's employment is terminated or if he resigns because of a constructive termination, which is defined the same as above for Ms. Platt, Mr. Bishop will be entitled to receive:

    an amount equal to the then-current base salary, payable in twelve monthly installments; and

    acceleration of the vesting of all of the shares subject to the options held by Mr. Bishop.

If Mr. Bishop's employment is terminated without cause or if he resigns because of a constructive termination within twelve months of a change of control, which is defined the same as above for Ms. Platt, Mr. Bishop will be entitled to receive:

    a lump sum payment in the amount of the then-current base salary plus the target bonus for the current year, which would equal $238,700 based on Mr. Bishop's current base salary; and

    acceleration of the vesting of all of the shares subject to the options held by Mr. Bishop.

Mr. Jamie Thingelstad and Mr. Scott Kinney. In connection with our acquisition of BigCharts Inc. in June 1999, Jamie Thingelstad, our Chief Technical Officer, and Scott Kinney, our Executive Vice President of Licensing, each entered into an employment agreement with BigCharts, effective as of June 9, 1999. Mr. Thingelstad currently receives an annual base salary of $200,000 with an increase of five percent in each successive year, and an annual bonus of up to 40% of his base salary, half of which bonus will be determined at the discretion of the board of directors and half of which will be based on financial objectives determined by the board of directors. Mr. Kinney currently receives an annual base salary of $155,000 per year, with an increase of five percent in each successive year, and an annual bonus of up to 40% of his base salary, half of which bonus will be determined at the discretion of the board of directors and half of which will be based on financial objectives determined by the board of directors. The term of each of these agreements is five years, and this period will be extended automatically as of the third anniversary for a period of one year, unless either party gives notice of an intent not to renew the agreement.

If Mr. Thingelstad or Mr. Kinney is terminated without cause (as defined in his employment agreement) or if he voluntarily terminates his employment for good reason (as defined in his employment agreement), we will pay him any accrued salary and bonus plus six months additional salary and accelerate the vesting of his MarketWatch.com options. If either is terminated for other cause (as defined in his employment agreement), his MarketWatch.com options shall fully vest, but he shall not be entitled to other termination benefits. If either is terminated for cause, we shall be obligated only to pay accrued salary and bonus, but no other termination benefits. Within six months of a change in control (as defined in his employment agreement), if either terminates his employment for good reason or is terminated other than for other cause or cause, we shall pay a lump sum equal to one year's salary and bonus and accelerate the vesting of his MarketWatch.com options.

Mr. Scot McLernon. Mr. McLernon, our Executive Vice President of Advertising Sales, has an employment offer letter dated December 30, 1997 which provides for a current base salary of $95,000. In addition, Mr. McLernon is entitled to receive a commission in 2000 in the amount of 1.5% of our advertising and sponsorship sales and we have agreed to reimburse Mr. McLernon's expenses, up to $15,000 per year, for working in San Francisco, California.

Option Grants to Executive Officers

Mr. Larry Kramer. In October 1997, we granted Mr. Kramer an option outside of any employee benefit plan to purchase membership interests in our predecessor business, which now represents an option to purchase 200,000 shares of common stock at a purchase price of $4.00 per share. In December 1999, we granted him an option to purchase 100,000 shares of common stock at a purchase price of $38.00 per share. In October 2000, we granted him an option to purchase 40,000 shares of common stock at a purchase price of $4.03 per share. Each of these options vests as to one-third of the total shares subject to the option on each of the first three anniversaries of its respective date of grant.

Ms. Joan Platt. In December 1999, we granted Ms. Platt an option to purchase 150,000 shares of common stock at a purchase price of $39.88 per share. . In October 2000, we granted her an option to purchase 25,000 shares of common stock at a purchase price of $4.03 per share. Each of these options vests as to one-third of the total shares subject to the option on each of the first three anniversaries of its respective date of grant.

Mr. Scot McLernon. In January 1998, we granted Mr. McLernon an option to purchase 75,000 shares of common stock at a purchase price of $8.00 per share. This option vests as to one-third of the total shares subject to the option on each of the first three anniversaries of his employment start date. In February 2000, we granted him an option to purchase 25,000 shares of common stock at a purchase price of $39.75 per share, and in October 2000, we granted him an option to purchase 25,000 shares of common stock at a purchase price of $4.03 per share. Each of these options vests as to one-third of the total shares subject to the option on each of the first three anniversaries of its respective date of grant.

Mr. William Bishop. In October 1997, we granted Mr. Bishop an option to purchase 75,000 shares of common stock at a purchase price of $4.00 per share. In February 2000, we granted him an option to purchase 75,000 shares of common stock at a purchase price of $39.75 per share. In September 2000, we granted him an option to purchase 10,000 shares at a purchase price of $11.38 per share, and in October 2000, we granted him an option to purchase 25,000 shares of common stock at a purchase price of $4.03 per share. Each of these options vests as to one-third of the total shares subject to the option on each of the first three anniversaries of its respective date of grant.

Mr. Thom Calandra. In October 1997, we granted Mr. Calandra, our Editor-in-Chief and Executive Vice President of News, an option to purchase 75,000 shares of common stock at a purchase price of $4.00 per share. In October 2000, we granted him an option to purchase 25,000 shares of common stock at a purchase price of $4.03 per share. Each of these options vests as to one-third of the total shares subject to the option on each of the first three anniversaries of its respective date of grant. Mr. Calandra currently receives an annual base salary of $155,000.

Ms. Michele Chaboudy. In May 1998, we granted Ms. Chaboudy, our Vice President of Marketing, an option to purchase 50,000 shares of common stock at a purchase price of $11.00 per share. This option vests as to one-third of the total shares subject to this option on each of the first three anniversaries of her employment start date. In February 2000, we granted her an option to purchase 25,000 shares of common stock at a purchase price of $39.75, and in October 2000, we granted her an option to purchase 25,000 shares of common stock at a purchase price of $4.03 per share. This option vests as to one-third of the total shares subject to the option on each anniversary of its date of grant. Ms. Chaboudy currently receives an annual base salary of $130,000.

Mr. Scott Kinney. In October 2000, we granted Mr. Kinney an option to purchase 25,000 shares of common stock at a purchase price of $4.03 per share. This option vests as to one-third of the total shares subject to the option on each of the first three anniversaries of its date of grant.

Mr. Jamie Thingelstad. In October 2000, we granted Mr. Thingelstad an option to purchase 25,000 shares of common stock at a purchase price of $4.03 per share. This option vests as to one-third of the total shares subject to the option on each of the first three anniversaries of its date of grant.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee of our board administers our executive compensation program. The current members of the compensation committee are Andrew Heyward and Stephen Hill. Each of these persons is a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Code. Neither of Mr. Heyward nor Mr. Hill has any interlocking relationships as defined by the Securities and Exchange Commission.

General Compensation Philosophy

The role of the compensation committee is to set the salaries and other compensation of our executive officers and other key employees, and to make grants under, and to administer, the stock option and other employee equity and bonus plans. Grants of options to purchase up to 1,200 shares of our common stock per $10,000 of each employee's salary may be authorized by our Chief Executive Officer and Chief Financial Officer and ratified by the compensation committee. Our compensation philosophy for executive officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables us to attract, motivate, reward and retain key executives and employees. Accordingly, each executive officer's compensation package may, in one or more years, be comprised of the following three elements:

    base salary that is designed primarily to be competitive with base salary levels in effect at high technology companies in the San Francisco Bay Area that are of comparable size to us and with which we compete for executive personnel;

    annual variable performance awards, such as bonuses, payable in cash and tied to the achievement of performance goals, financial or otherwise, established by the compensation committee; and

    long-term stock-based incentive awards which strengthen the mutuality of interests between our executive officers and stockholders.

Executive Compensation

Base Salary. Salaries for executive officers for 1999 were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

Annual Incentive Awards. We have established a management incentive plan. Certain employees, including executive officers, are eligible to participate in this plan. Target bonuses are established based on a percentage of base salary and become payable upon the achievement of specified total company financial goals and personal and team objectives. The compensation committee administers this plan with regard to Mr. Kramer and Ms. Platt. Mr. Kramer and Ms. Platt administer the plan with regard to the other executive officers.

Long-Term Incentive Awards. The compensation committee believes that equity-based compensation in the form of stock options links the interests of executive officers with the long-term interests of our stockholders and encourages executive officers to remain employed by us. Stock options generally have value for executive officers only if the price of our stock increases above the fair market value on the grant date and the officer remains employed by us for the period required for the shares to vest.

We grant stock options in accordance with our 1998 Equity Incentive Plan. In 1999, stock options were granted to certain executive officers as incentives for them to become employees or to aid in the retention of executive officers and to align their interests with those of the stockholders. Stock options typically have been granted to executive officers when the executive first joins us. The compensation committee may, however, grant additional stock options to executive officers for other reasons. The number of shares subject to each stock option granted is within the discretion of the compensation committee and is based on anticipated future contribution and ability to impact our results, past performance or consistency within the officer's peer group. In 1999, the compensation committee considered these factors. At the discretion of the compensation committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with us and to strive to increase the value of our common stock. The stock options generally become exercisable over a three-year period and are granted at a price that is equal to the fair market value of our common stock on the date of grant.

Chief Executive Officer Compensation

Mr. Kramer's base salary, target bonus, bonus paid and long-term incentive awards for 1999 were determined by the compensation committee in a manner consistent with the factors described above for all executive officers.

Internal Revenue Code Section 162(m) Limitation

Section 162(m) of the Internal Revenue Code limits the tax deduction to $1.0 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the compensation committee believes that options granted by our predecessor business outside of any stock option plans and grants made under the Equity Incentive Plan meet the requirements that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit. The compensation committee's present intention is to comply with Section 162(m) unless the compensation committee feels that required changes would not be in the best interest of MarketWatch.com or its stockholders.

Compensation Committee

/s/ Andrew Heyward

Andrew Heyward

/s/ Stephen Hill

Stephen Hill

STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative stockholder return on our common stock, the Nasdaq Composite Index and the Chase H&Q Internet Index. The graph assumes that $100 was invested in our common stock, the Nasdaq Composite Index and the Chase H&Q Internet Index on January 15, 1999, the date of our initial public offering, and calculates the monthly return through December 31, 1999. The stock price performance graph is not necessarily indicative of future stock price performance.

[Stock Price Performance Graph]

                               Nasdaq         Chase H&Q
                              Composite       Internet
   Date    MarketWatch.com      Index           Index
---------- --------------- --------------- ---------------
 01/15/99      $100.00         $100.00         $100.00
 12/31/99       37.44          173.29          272.56

STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS

Our bylaws establish an advance notice procedure for stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, nominations for the election of directors may be made by:

    our board of directors; or

    any stockholder entitled to vote who has delivered written notice to our Secretary 60 days or no more than 90 days in advance of May 26, 2001, which notice must contain specified information concerning the nominees and concerning the stockholder proposing the nominations; provided, however, that the foregoing notice requirements does not apply to (A) any stockholder holding at least twenty-five percent (25%) of our outstanding common stock or (B) any stockholder that has an agreement with us for the nomination of a person or persons for election to the board of directors.

The only business that will be conducted at an annual meeting of stockholders is business that is brought before the meeting by or at the direction of the chairman of the meeting or by any stockholder entitled to vote who, if applicable, has delivered timely written notice to our Secretary no less than 60 days or no more than 90 days prior to May 26, 2001. However, the foregoing notice requirement shall not apply to a stockholder holding at least 25% of our common stock or who has an agreement with us for the nomination of members of our board. Any required stockholder's notice must contain specified information concerning any proposed nominee for election or reelection as a director, concerning the matters to be brought before the meeting and concerning the stockholder proposing those matters. If a stockholder who has not notified us of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at the meeting, we need not present the proposal for a vote at the meeting. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Secretary. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to our Secretary at our principal executive offices.

OTHER BUSINESS

The board does not presently intend to bring any other business before the Special Meeting, and, so far as is known to the board, no matters are to be brought before the Special Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Special Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the meeting.

COMMUNICATING WITH MARKETWATCH.COM

We have from time-to-time received calls from stockholders inquiring about the available means of communication with us. We thought that it would be helpful to describe these arrangements which are available for your use.

    If you would like to receive information about us, you may use one of these convenient methods:

1. To have information such as our latest Quarterly Earnings Release, Form 10-K, Form 10-Q or Annual Report to Stockholders mailed to you, please call our Investor Relations Department at 415-733-0500.

2. Our investor relations page on the Internet is located at www.marketwatch.com.

    If you would like to write to us, please send your correspondence to the following address:

MarketWatch.com, Inc.
Attention: Investor Relations
825 Battery Street
San Francisco, CA 94111

    If you would like to inquire about stock transfer requirements, lost certificates and change of stockholder address, please call our transfer agent, ChaseMellon Shareholder Services at (800) 356-2017. You may also visit their web site at www.chasemellon.com for step-by-step transfer instructions.

Of course, as a stockholder, you will continue to automatically receive the Annual Report to Stockholders and notice of Annual Meeting and proxy statement by mail.

MarketWatch.com, Inc.
825 Battery Street
San Francisco, California 94111

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Larry S. Kramer and Joan P. Platt, as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, $0.01 par value, of MarketWatch.com, Inc. held of record by the undersigned on November 3, 2000, at the Special Meeting of Stockholders to be held on December 21, 2000, and at any continuations or adjournments thereof.

This Proxy, when properly executed and returned in a timely manner, will be voted at the Special Meeting and any adjournments thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR Proposal No. 1 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Special Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

SEE REVERSE SIDE

[X] Please mark votes as in this example.

Proposal to approve the adoption of our 2000 Employee Stock Purchase Plan	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment thereof.

This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Signature:__________________________________________________	Date:__________________, 2000
Signature:__________________________________________________	Date:__________________, 2000

(Reverse Side)

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE,
DATE, AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING
IN THE ENCLOSED ENVELOPE.